Exhibit 99.4

SUBSERVICING AGREEMENT

Subservicing Agreement (the “Agreement”), dated as of                      , 20    , between JPMorgan Chase Bank, National Association, a national banking association (“JPMorgan Chase”), and Chase Auto Finance Corp., a Delaware corporation (the “Subservicer”).

WHEREAS, Chase Auto Owner Trust 20    -     (the “Issuer”) is issuing the Class [A-1] __% Asset Backed Notes (the “Class [A-1] Notes”), the Class [A-2]     % Asset Backed Notes (the “Class [A-2] Notes”), the Class [A-3]     % Asset Backed Notes (the “Class [A-3] Notes”) and the Class [A-4] ___% Asset Backed Notes (the “Class [A-4] Notes” and, together with the Class [A-1] Notes, the Class [A-2] Notes and the Class [A-3] Notes, the “Notes”) pursuant to an Indenture, dated as of                      , 20     (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the “Indenture”), between the Issuer and                     , as indenture trustee (the “Indenture Trustee”) and the     % Asset Backed Certificates (the “Certificates”) pursuant to an Amended and Restated Trust Agreement, dated as of                      , 20    , between JPMorgan Chase, as depositor, and                 , as owner trustee;

WHEREAS, in connection with the issuance of the Notes and the Certificates by the Issuer, JPMorgan Chase has entered into (i) a Sale and Servicing Agreement dated as of                      , 20     (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the “Sale and Servicing Agreement”), between the Issuer and JPMorgan Chase, as depositor and servicer, and (ii) an Administration Agreement dated as of                      , 20     among the Issuer, JPMorgan Chase, as administrator, and the Indenture Trustee (the “Administration Agreement”);

WHEREAS, JPMorgan Chase desires to have the Subservicer perform certain of its duties as servicer under the Sale and Servicing Agreement, certain of its duties as depositor under the Sale and Servicing Agreement and certain of its duties as administrator under the Administration Agreement, and to provide certain additional services as JPMorgan Chase may from time to time request; and

WHEREAS the Subservicer has the capacity to perform the services required hereby and is willing to perform such services for JPMorgan Chase on the terms set forth herein;

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

SECTION 2. Duties of Subservicer With Respect to the Sale and Servicing Agreement. (a) The Subservicer agrees to perform all of the duties and obligations of the Servicer under the Sale and Servicing Agreement, except for the following:

(i) the indemnification obligations set forth in Section 3.6 thereof (Custodian’s Indemnification);

(ii) the purchase obligations set forth in Section 4.6 thereof (Purchase of Receivables Upon Breach);

(iii) the payment obligations set forth in Section 4.7 thereof (Servicing Fee);

(iv) the obligations set forth in Section 4.9(a) thereof (Annual Statement as to Compliance);

(v) the obligations set forth in Section 4.10 thereof (Reports on Assessment of Compliance with Servicing Criteria);

(vi) the payment obligation set forth in Section 5.4 thereof (Additional Deposits);

(vii) the indemnification obligations set forth in Section 7.2 thereof (Liability of Servicer; Indemnities);

(viii) the expense reimbursement obligations set forth in Section 8.1 thereof (Events of Servicing Termination); and

(ix) any other duties or obligations of the Servicer under the Sale and Servicing Agreement that JPMorgan Chase and the Subservicer shall from time to time agree shall not be performed by the Subservicer hereunder.

(b) The Subservicer agrees to deliver (i) the statement of compliance described in Item 1123 of Regulation AB in accordance with Section 4.9(a) of the Sale and Servicing Agreement, (ii) the report on compliance with the servicing criteria described in Item 1122 of Regulation AB in accordance with Section 4.10(a) of the Sale and Servicing Agreement and (iii) the attestation report of a public accounting firm on the assessment of compliance with such servicing criteria in accordance with Section 4.10(b) of the Sale and Servicing Agreement.

(c) The Subservicer agrees to perform the following duties of the Depositor under the Sale and Servicing Agreement:

(i) the obligations set forth in Section 4.9(b) thereof (Annual Statement of Compliance);

(ii) the obligations set forth in Section 10.2 thereof (Protection of Title to Owner Trust Estate); and

(iii) any other duties of the Depositor under the Sale and Servicing Agreement that JPMorgan Chase and the Subservicer shall from time to time agree shall be performed by the Subservicer hereunder.

SECTION 3. Duties of Subservicer With Respect to Administration Agreement. The Subservicer agrees to perform the following duties and obligations of the Administrator under the Administration Agreement:

(i) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Indenture Trustee (Section 1(a)(i)(A) of the Administration Agreement);

(ii) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral in accordance with the provisions of the Indenture (Section 1(a)(i)(D) of the Administration Agreement);

(iii) the preparation of Definitive Notes and arranging the delivery thereof (Section 1(a)(i)(E) of the Administration Agreement);

(iv) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 1(a)(i)(H) of the Administration Agreement);

(v) the obtaining and preservation of the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 1(a)(i)(I) of the Administration Agreement);

(vi) the preparation and filing of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 1(a)(i)(J) of the Administration Agreement);

(vii) the obtaining of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers’ Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Section 1(a)(i)(K) of the Administration Agreement);

(viii) the identification to the Indenture Trustee in an Officers’ Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 1(a)(i)(L) of the Administration Agreement);

(ix) the notification of the Indenture Trustee and the Rating Agencies of an Event of Servicing Termination pursuant to the Sale and Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 1(a)(i)(M) of the Administration Agreement);

(x) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligation under the Indenture (Section 1(a)(i)(N) of the Administration Agreement);

(xi) the delivery of notice to the Indenture Trustee of each Event of Default, Event of Servicing Termination and each default by the Seller under the Sale and Servicing Agreement (Section 1(a)(i)(O) of the Administration Agreement);

(xii) the taking of such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture or to compel or secure the performance and observance by the Seller and the Servicer of their obligations under the Sale and Servicing Agreement (Section 1(a)(i)(P) of the Administration Agreement);

(xiii) the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers’ Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 1(a)(i)(Q) of the Administration Agreement);

(xiv) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 1(a)(i)(R) of the Administration Agreement);

(xv) provide the Indenture Trustee with the information necessary to deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its United States federal and state and local income or franchise tax returns (Section 1(a)(i)(S) of the Administration Agreement);

(xvi) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Section 1(a)(i)(U) of the Administration Agreement);

(xvii) the preparation and, after execution by the Issuer, the filing with the Commission and any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies (Section 1(a)(i)(W) of the Administration Agreement);

(xviii) the obtaining of an Officers’ Certificate, Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Section 1(a)(i)(X) of the Administration Agreement);

(xix) the preparation of Issuer Orders and Issuer Requests and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Section 1(a)(i)(Y) of the Administration Agreement, but excluding the mailing to the Noteholders of notices with respect to such supplemental indenture);

(xx) provide the Indenture Trustee with the form of notice necessary to deliver the notification of Noteholders of the prepayment of the Notes (Section 1(a)(i)(AA) of the Administration Agreement);

(xxi) the preparation of all Officers’ Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 1(a)(i)(BB) of the Administration Agreement);

(xxii) the preparation and delivery of Officers’ Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 1(a)(i)(CC) of the Administration Agreement);

(xxiii) the preparation of any agreements with respect to alternate payment and notice provisions (Section 1(a)(i)(DD) of the Administration Agreement, but excluding delivery of such agreements to the Noteholders and the Indenture Trustee);

(xxiv) the recording of the Indenture, if applicable (Section 1(a)(i)(EE) of the Administration Agreement); and

(xxv) any other duties or obligations of the Administrator under the Administration Agreement that JPMorgan Chase and the Subservicer shall from time to time agree shall be performed by the Subservicer hereunder.

SECTION 4. Additional Duties of Subservicer With Respect to Regulation AB Compliance. In order to facilitate compliance by the Depositor, the Servicer and the Issuer with Regulation AB, upon the request of the Servicer or the Depositor, the Subservicer shall provide to the Depositor or the Servicer, as the case may be, any and all statements, reports, certifications and other information necessary to permit the Servicer, the Depositor and the Issuer to comply with the provisions of Regulation AB.

SECTION 5. Amendments to the Sale and Servicing Agreement and Administration Agreement. JPMorgan Chase shall not amend, or consent to any amendment of, the Sale and Servicing Agreement or the Administration Agreement without the prior written consent of the Subservicer.

SECTION 6. Compensation. As compensation for the performance of the Subservicer’s obligations under this Agreement, the Subservicer shall receive from JPMorgan Chase as compensation for its services hereunder such fees as shall be separately agreed upon from time to time between JPMorgan Chase and the Subservicer.

SECTION 7. Records. The Subservicer shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by JPMorgan Chase at any time during normal business hours.

SECTION 8. Independence of Subservicer. For all purposes of this Agreement, the Subservicer shall be an independent contractor and shall not be subject to the supervision of the JPMorgan Chase with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by JPMorgan Chase, the Subservicer shall have no authority to act for or represent JPMorgan Chase in any way and shall not otherwise be deemed an agent of JPMorgan Chase.

SECTION 9. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Subservicer and JPMorgan Chase as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on either of them or (iii) be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

SECTION 10. Term of Agreement. Either party hereto may terminate this Agreement by providing the other party hereto with at least ninety (90) days’ prior written notice. Promptly upon the effective date of termination of this Agreement, the Subservicer shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination. The Subservicer shall forthwith upon termination deliver to JPMorgan Chase all property and documents relating to this Agreement then in the custody of the Subservicer.

SECTION 11. Expenses and Indemnification. (a) JPMorgan Chase shall directly pay, or reimburse the Subservicer for, the payment of, all expenses incurred by the Subservicer in connection with the performance of its duties and obligations under this Agreement, including but not limited to the reasonable fees and expenses of its legal counsel and accountants.

(b) In addition to the foregoing, JPMorgan Chase shall indemnify the Subservicer and its successors, assigns, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (the “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement; provided, that JPMorgan Chase shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from the Indemnified Party’s willful misconduct, bad faith or gross negligence.

(c) Notwithstanding anything contained herein to the contrary, JPMorgan Chase or any of its affiliates, shall be entitled to engage in any other kind of business, agency or trust relationship with the Subservicer, and to perform all services in connection therewith, as if the Subservicer were not acting on behalf of JPMorgan Chase hereunder. JPMorgan Chase shall not, by virtue of its or any of its affiliates acting in any other capacity under any other agreement or arrangement with the Subservicer or in connection with its other relationships with the Subservicer be deemed to have duties or responsibilities hereunder or be deemed to be held to a standard of care in connection with the performance of its duties on behalf of JPMorgan Chase hereunder, other than as expressly provided in this Agreement. The Subservicer may act on behalf of JPMorgan Chase hereunder without regard to and without additional duties or obligations arising from its or any of its affiliates acting in any other capacity under any other agreement or arrangement with JPMorgan Chase or in connection with its other relationships with JPMorgan Chase.

SECTION 12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by JPMorgan Chase and the Subservicer.

SECTION 14. Successors and Assigns. This Agreement may not be assigned by either party hereto unless such assignment is previously consented to in writing by the other party hereto.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

SECTION 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name: Title:

CHASE AUTO FINANCE CORP.

By:
Name: Title: